SENECA BIOPHARMA, INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNCA2021SM**

You may attend the meeting via internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D32312-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SENECA BIOPHARMA, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	Approve an amended and restated certificate of incorporation of Seneca Biopharma, Inc. ("Seneca") to effect a reverse stock split of Seneca Common Stock at a ratio within the range not less than 1-for-5 and not greater than 1-for-12 (with such ratio to be mutually agreed upon by Seneca and Leading BioSciences, Inc. prior to the effectiveness of the Merger);	☐	☐	☐
2.	Approve (i) the issuance of shares of Seneca Common Stock pursuant to the Merger and Pre-Merger Financing, which will represent more than 20% of the shares of Seneca Common Stock outstanding immediately prior to the Merger, and (ii) the change of control resulting from the Merger and Pre-Merger Financing, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively;	☐	☐	☐
3.	Approve the Palisade Bio, Inc. 2021 Equity Incentive Plan;	☐	☐	☐
4.	Approve the Palisade Bio, Inc. 2021 Employee Stock Purchase Plan;	☐	☐	☐
5.	Approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Seneca's named executive officers in connection with the completion of the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable; and	☐	☐	☐
6.	Approve a postponement or adjournment of the Seneca virtual special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Form S-4 is available at www.proxyvote.com.

D32313-TBD

SENECA BIOPHARMA, INC.
Special Meeting of Stockholders
March 24, 2021 at 11:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of SENECA BIOPHARMA, INC. hereby appoint(s) Dane Saglio and Dr. David Mazzo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SENECA BIOPHARMA, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 AM EDT on March 24, 2021, virtually at www.virtualshareholdermeeting.com/SNCA2021SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side